SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50441

Date of Report: February 9, 2010

CHINA DIGITAL ANIMATION DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

New York	84-1275578
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14B	10018
(Address of principal executive offices)	(Zip Code)

212-391-2688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Election of Directors

On February 9, 2010 the Board of Directors elected Andrew Mininger to serve as a member of the Board, effective as of February 8, 2010.  Information about Mr. Mininger follows:

Andrew Mininger. Mr. Mininger has been employed since 2005 as Chief Executive Officer of The Madison Park Company, a full service marketing firm focused on the technology, media, consumer goods and health/wellness sectors.  Since 2007 Mr. Mininger has also been employed as Chief Executive Officer of Mada Design, a New York based graphic design firm with packaging, publishing, illustration, 2D animation and licensing expertise.  In 1988 Mr. Mininger was awarded a B.A. degree with a concentration in organizational communications by Cedarville University.  He earned an Executive Education Certificate from the University of Pennsylvania Wharton School in 1999.  Mr. Mininger is 43 years old.

China Digital entered into a Service Agreement with Mr. Mininger.  The agreement provides that during his tenure on the Board, the Company will pay Mr. Mininger $3,000 per month plus $1,000 per meeting ($4,000 if in China), and issue him 10,000 shares of common stock per year.

Item 9.01             Financial Statements and Exhibits

Exhibits

10-a	Service Agreement dated February 8, 2010 between China Digital Animation Development, Inc. and Andrew Mininger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 10, 2010	CHINA DIGITAL ANIMATION DEVELOPMENT, INC.

By /s/ Fu Qiang
Fu Qiang, Chief Executive Officer